UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2015

PACIFIC CONTINENTAL CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	000-30106	93-1269184
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices) (Zip Code)

Tel. (541) 686-8685

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the completion of the acquisition described below and in the accompanying press release, Pacific Continental Corporation (the Company), the bank holding company for Pacific Continental Bank (the Bank), has announced the appointment of Karen Whitman to its board of directors, and to the board of directors of the Bank, effective March 6, 2015. Prior to her appointment, Ms. Whitman served as a director of Capital Pacific Bancorp and Capital Pacific Bank from 2003 to present, including as current chair of each board of directors. Ms. Whitman’s appointment to the respective boards of directors expands the number of current directors on each board from 11 to 12. Ms. Whitman has been named to the Asset and Liability Committee of the Bank’s board of directors.

Item 8.01.	Other Events

On March 6, 2015, Pacific Continental Corporation, Eugene, Oregon, and its subsidiary, Pacific Continental Bank, completed their pending acquisition of Portland, Oregon-based Capital Pacific Bancorp and its wholly-owned subsidiary, Capital Pacific Bank, pursuant to an Agreement and Plan of Merger dated as of November 19, 2014.

A copy of the press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release issued March 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2015

PACIFIC CONTINENTAL CORPORATION

By:	/S/ Michael A. Reynolds
Michael A. Reynolds
Executive Vice President
Chief Financial Officer
(Duly Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press release dated March 6, 2015.